                                 EXHIBIT 99.1

For more information:
Edward Adams, Chairman and Chief Executive Officer
Bob Griffith, Chief Financial Officer
Navigant International Inc.
(303) 706-0800

             OCH-ZIFF INVESTS $15 MILLION IN NAVIGANTVACATIONS.COM

DENVER (October 14, 1999) - Navigant International Inc., one of the largest corporate-travel management companies in the country, announced it sold a minority interest in its NavigantVacations.com subsidiary to Och-Ziff Capital Management Group. Och-Ziff's $15 million investment can be converted to an approximate 22.5% stake in the subsidiary.

Och-Ziff Capital Management Group is an institutional money management firm with $2 billion of assets under management. The firm currently holds about 5% of Navigant International's common shares.

With this infusion of capital, Navigant expects to develop NavigantVacations.com as a leisure travel website. By targeting the approximately 1 million employees of Navigant's corporate customers and their millions of family members, the company expects to launch the site with low customer-acquisition and marketing costs.

"This investment by Och-Ziff indicates confidence in the business plan we have developed for our unique on-line leisure travel business," said Edward Adams, Chairman and CEO of Navigant. "We believe we can make NavigantVacations.com a premier consumer travel web-site. By focusing on our embedded customer base and their family members, we start with a group of potential users who already know who we are and already know they can rely on us.

"In addition to our marketing strategy, two things will make our web site different: customer service and the vacations we plan to offer," said Adams. Navigant anticipates that the web site will offer package vacations, travel-reservations services and high-end cruises and golf outings. Current plans call for the site to offer streaming video and adventure travel in the future. Navigant also plans to make its 3,000 experienced travel professionals available to provide customers with advice and assistance in making their vacation plans as they view the site's options.

"Unlike most other Internet travel players, Navigant is a true 'brick and click' company with hundreds of agency locations," said Adams. "We have the infrastructure and technology in place to serve leisure travelers today. Further, many consumers want to back up their Internet travel shopping with the assistance of a live agent who can answer their questions. We think this will attract customers and build confidence in travel e-commerce on the part of those still a bit web-wary."

                                    -more-

Thomas Nulty, president of Navigant International, said: "We believe our website will gain a foothold as a preferred travel site by offering upscale packages and decision assistance while taking advantage of Navigant's current vendor relationships. Other travel sites are providing discount air, car and hotel offerings, but little assistance or service, and few package options. The value-added features of NavigantVacations.com should offer higher value to travelers and drive business to our site."

Navigant's online leisure site represents one portion of the company's Internet strategy. Navigant's current business-travel clients already have access to several Internet-based technologies for planning, booking and tracking business travel and expenses. "Our plan is to offer a 'dot-com' strategy without the typical 'dot-com' financial results," said Adams. "We are able to use the latest Internet technology to reduce our costs and build our customer base, but we have a history of financial performance including revenues, profits and assets."

Navigant earned a pro forma $11 million, or 85 cents per diluted share, in 1998. Pro forma numbers reflect all 1998 acquisitions as if the transactions had occurred at the beginning of 1998 and exclude non-recurring charges.

Navigant is one of the five largest providers of corporate travel management services in the United States based on airline ticket sales. Navigant currently has approximately 500 regional travel offices and on-site customer travel operations, including offices in 20 of the 25 largest U.S. business travel markets. Navigant's shares are traded on the Nasdaq National Market under the symbol "FLYR."

This news release contains forward-looking statements, including statements about Navigant's growth strategies, its Internet strategy, development of new web-based services, the impact of competition, and general industry or business trends and events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the failure of Navigant or its affiliates to provide all anticipated web-based services, market resistance to and lack of market penetration by Navigant's and its affiliates' Internet ventures, losses incurred by such Internet ventures, and the risk factors detailed from time to time in the Navigant's SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and Navigant undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

================================================================================

Navigant International has scheduled a conference call for 9 a.m. MDT. To participate, call 1-800-276-6308, or listen to a live Internet broadcast by visiting the following web address: http://tm.intervu.net/template/smirror/ivtemplates/act/ipc-actt-navi-1013199.
----------------------------------------------------------------------------